Exhibit 10.2

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Merger Agreement") is made this XX day of  XXXXX, 2008 by and between China Ivy School, Inc., a Nevada Corporation (“CHINA IVY” or the “Parent Corporation”), and CellTeck, Inc., a Nevada corporation ("CELLTECK" or the “Surviving Corporation”), and Safe Cell Tab, Inc., a B.C. corporation ("SAFE CELL"). CELLTECK and SAFE CELL are hereinafter sometimes collectively referred to as the "Constituent Corporations."

RECITALS

A. SAFE CELL was incorporated under the laws of the Province of B.C. on May 9, 1996. SAFE CELL’s current authorized capital stock consists of 10,000 shares of common stock at a par value of $1 per share ("SAFE CELL Common Stock"), of which 8,680 shares are issued and outstanding.

B. CELLTECK was incorporated under the laws of the State of Nevada on August 10, 2007. Its authorized capital stock consists of 300,000,000 shares of Common Stock, with a par value of $.0001 per share ("CELLTECK Common Stock"), of which 1 share is issued and outstanding and 100,000,000 shares of blank check preferred stock, par value $.0001 per share, 50,000,000 of which have been designated and none of which are outstanding.

C. The respective Boards of Directors of CELLTECK and SAFE CELL deem it advisable and to the advantage of each of the Constituent Corporations that SAFE CELL merge with and into CELLTECK (the “Merger”) upon the terms and subject to the conditions set forth in this Merger Agreement for the purpose of effecting a change of the state of incorporation of SAFE CELL from B.C. to Nevada.

D. CHINA IVY is the parent and sole shareholder of the Constituent Corporations.

E. The Board of Directors of each of the Constituent Corporations and the Parent Corporation have approved this Merger Agreement.

NOW, THEREFORE, the parties do hereby adopt the plan of reorganization set forth in this Merger Agreement and do hereby agree that SAFE CELL shall merge with and into CELLTECK on the following terms, conditions and other provisions:

1. MERGER AND EFFECTIVE TIME. At the Effective Time (as defined below), SAFE CELL shall be merged with and into CELLTECK (the "Merger"), and CELLTECK shall be the surviving corporation of the Merger (the "Surviving Corporation").

The Merger shall become effective upon the close of business on the date when a duly executed copy of Articles of Merger and all other required certificates are filed with the Secretary of State of the State of Nevada (the "Effective Time").

2. EFFECT OF MERGER. At the Effective Time, the separate corporate existence of SAFE CELL shall cease; the corporate identity, existence, powers, rights and immunities of CELLTECK as the Surviving Corporation shall continue unimpaired by the Merger; and CELLTECK shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of SAFE CELL, all without further act or deed. The Articles of Incorporation of the Surviving Corporation shall be the Articles of Incorporation.

3. GOVERNING DOCUMENTS. At the Effective Time, the Articles of Incorporation of CELLTECK in effect immediately prior to the Effective Time shall become the Articles of Incorporation of the Surviving Corporation and the By-Laws of CELLTECK in effect immediately prior to the Effective Time shall become the By-Laws of the Surviving Corporation. These documents are annexed hereto as Exhibits A and B, respectively.

4. DIRECTORS, OFFICERS AND COMMITTEES OF THE BOARD. At the Effective Time, the directors, officers and committee members of CELLTECK shall be and become the directors, officers and committee members (holding the same titles and positions) of the Surviving Corporation and after the Effective Time shall serve in accordance with the Articles of Incorporation and By-laws of the Surviving Corporation.

5. CONVERSION OF SHARES OF SAFE CELL. Subject to the terms and conditions of this Agreement, at the Effective Time, each share of SAFE CELL Common Stock outstanding immediately prior thereto shall be automatically changed and converted into 7102.5 fully paid and nonassessable, issued and outstanding shares of CELLTECK Common Stock, as a result of which the total number of issued and outstanding shares of CELLTECK following the Merger will be 61,650,001 shares.

6. CANCELLATION OF SHARES OF SAFE CELL. At the Effective Time, all of the previously issued and outstanding shares of SAFE CELL Common Stock that were issued and outstanding immediately prior to the Effective Time shall be automatically retired and canceled.

7. STOCK CERTIFICATES. At and after the Effective Time, all of the outstanding certificates that, prior to that date, represented shares of SAFE CELL Common Stock shall be deemed for all purposes to evidence ownership of and to represent the number of shares of CELLTECK Common Stock into which such shares of SAFE CELL Common Stock are converted as provided herein.

The registered owner on the books and records of SAFE CELL of any outstanding shares of SAFE CELL Common Stock shall, until such certificates shall have been surrendered for transfer or otherwise accounted for to CELLTECK or its transfer agent, be entitled to exercise any voting and other rights with respect to, and to receive any dividend and other distributions upon, the shares of CELLTECK Common Stock evidenced by such outstanding certificates as above provided.

8. EXCHANGE OF CERTIFICATES. As soon as practicable after the Effective Time, CELLTECK shall deliver to each holder of SAFE CELL Common Stock appropriate transmittal forms by which holders of certificates representing SAFE CELL Common Stock may exchange such certificates for certificates representing the conversion shares of CELLTECK Common Stock.

9. FURTHER ASSURANCES. From time to time, as and when required by the Surviving Corporation or by its successors or assigns, there shall be executed and delivered on behalf of SAFE CELL such deeds, assignments and other instruments, and there shall be taken or caused to be taken by it all such further action as shall be appropriate, advisable or necessary in order to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation the title to and possession of all property, interests, assets, rights, privileges, immunities, powers, franchises and authority of SAFE CELL, and otherwise to carry out the purposes of this Merger Agreement.

The officers and directors of the Surviving Corporation are fully authorized in the name of and on behalf of SAFE CELL, or otherwise, to take any and all such actions and to execute and deliver any and all such deeds and other instruments as may be necessary or appropriate to accomplish the foregoing.

10. ABANDONMENT. At any time before the Effective Time, this Merger Agreement may be terminated and the Merger abandoned by the Board of Directors of SAFE CELL or CELLTECK, notwithstanding approval of this Merger Agreement by the Board of Directors and shareholders of SAFE CELL and the Board of Directors of CELLTECK.

12. AMENDMENT. At any time before the Effective Time, this Merger Agreement may be amended, modified or supplemented by the Boards of Directors of the Constituent Corporations, notwithstanding approval of this Merger Agreement by the shareholders of SAFE CELL; provided, however, that any amendment made subsequent to the adoption of this Agreement by the shareholders of SAFE CELL or the sole holder of shares of CELLTECK Common Stock shall not: (i) alter or change the amount or kind of shares, securities, cash, property and/or rights to be received in exchange for or upon conversion of any shares of any class or series of SAFE CELL; (ii) alter or change any of the terms of the Articles of Incorporation of the Surviving Corporation to be effected by the Merger; or (iii) alter or change any of the terms or conditions of this Merger Agreement if such alteration or change would adversely affect the holders of any shares of any class or series of SAFE CELL.

13. TAX-FREE REORGANIZATION. The Merger is intended to be a tax-free plan of reorganization within the meaning of Section 368(a) of the Code.

14. GOVERNING LAW. This Agreement shall be governed by and construed under the internal laws of the State of Nevada, without reference to the principles of conflicts of law or choice of laws, except to the extent that the laws of the Province of B.C. would apply in matters relating to the internal affairs of SAFE CELL and the Merger.

15. COUNTERPARTS. In order to facilitate the filing and recording of this Merger Agreement, it may be executed in any number of counterparts, each of which shall be deemed to be an original.

IN WITNESS WHEREOF, this Merger Agreement is hereby executed on behalf of each of the Constituent Corporations and attested by their respective officers hereunto duly authorized as of the date first written above.

SAFE CELL TAB, INC. a B.C. corporation

By:	/s/ Gus Rahim
Officer

CELLTECK, INC. a Nevada corporation

By:	/s/ Daniel Steer
Officer

      CHINA IVY SCHOOL, INC.

a Nevada corporation

By: /s/

Officer

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